Exhibit 10.31

THERAGENICS CORPORATION
RESTRICTED STOCK AWARD

THIS AGREEMENT (sometimes referred to as this “Award”) is made as of the Grant Date, by Theragenics Corporation (the “Company”) to ______________ (the “Recipient”).

Upon and subject to the Terms and Conditions attached hereto and incorporated herein by reference as part of this Agreement, the Company hereby awards as of the Grant Date to the Recipient a Stock Award consisting the Restricted Shares (the “Restricted Stock Grant”).  Underlined and capitalized terms in items A through D below shall have the meanings there ascribed to them.

A.	Grant Date: __________________

B.	Plan (under which Restricted Stock Grant is granted): Theragenics Corporation 2012 Omnibus Incentive Plan

C.	Restricted Shares: _____ shares of the Company’s common stock (“Common Stock”), subject to adjustment as provided in the attached Terms and Conditions.

D.           Vesting Schedule:  The Restricted Shares shall vest in accordance with the following vesting schedule:

Years of Service                                      Number of Vested                                                  Percentage of
After Grant Date                                       Restricted Shares                                         Restricted Shares Vested

The Recipient shall receive a year of service as of each anniversary of the Grant Date; provided that the Recipient has not ceased to perform services for the Company or a Subsidiary as an employee, director or contractor (a “Termination of Services”) before such anniversary.

The Restricted Shares shall become Vested Restricted Shares in the same proportion that the number of full days elapsed between the Grant Date and the date of the Recipient’s Termination of Services bears to the total number of days in the vesting period upon the earliest of the following events:

(1)           the date of the Recipient’s death;

(2)           the date of the Recipient’s Disability; or

(3)           the date the Company terminates the Recipient’s employment or service without Cause;

Any of the Restricted Shares that have not become vested in accordance with the preceding provisions shall become Vested Restricted Shares upon the date of the occurrence of a Change in Control.

Notwithstanding any other provision of this Vesting Schedule, Restricted Shares which have not become Vested Restricted Shares as of the date of the Recipient’s Termination of Services shall be forfeited immediately after termination.

The Restricted Shares which have become vested pursuant to the Vesting Schedule are herein referred to as the “Vested Restricted Shares.”

IN WITNESS WHEREOF, the Company has executed this Agreement as of the Grant Date set forth above.

THERAGENICS CORPORATION

By:

Title:

RECIPIENT

Name:

Signature:

TERMS AND CONDITIONS
TO THE
THERAGENICS CORPORATION 2012 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT

1.           Restricted Shares Held by the Share Custodian.  The Recipient hereby authorizes and directs the Company to deliver any share certificate issued by the Company to evidence Restricted Shares to the Secretary of the Company or such other officer of the Company as may be designated by the Committee (the “Share Custodian”) to be held by the Share Custodian until the Restricted Shares become Vested Restricted Shares in accordance with the Vesting Schedule.  When the Restricted Shares become Vested Restricted Shares, the Share Custodian shall deliver the Restricted Shares to the Recipient.  In the event that the Recipient forfeits any of the Restricted Shares, and the number of Vested Restricted Shares includes a fraction of a share, the Share Custodian shall not be required to deliver the fractional share, and the Company may pay the Recipient the amount determined by the Company to be the estimated fair market value therefor.  The Recipient hereby irrevocably appoints the Share Custodian and any successor thereto, as the true and lawful attorney-in-fact of the Recipient with full power and authority to execute any stock transfer power or other instrument necessary to transfer the Restricted Shares to the Company in accordance with this Award, in the name, place, and stead of the Recipient.  The term of such appointment shall commence on the date of the Restricted Stock Grant and shall continue until the Restricted Shares are delivered to the Recipient as provided above. In the event the number of shares of Common Stock is increased or reduced by a change in the par value, split-up, stock split, reverse stock split, reclassification, merger, reorganization, consolidation, or otherwise, the Recipient agrees that any certificate representing shares of Common Stock or other securities of the Company issued as a result of any of the foregoing shall be delivered to the Share Custodian and shall be subject to all of the provisions of this Award as if initially granted thereunder.  To effect the provisions of this Section, the Recipient shall complete an irrevocable stock power in favor of the Share Custodian in the form attached hereto as Exhibit 1.

2.           Rights of a Shareholder.  During the period that the Share Custodian holds the shares of Common Stock subject to Section 1, the Recipient shall be entitled to all rights applicable to shares of Common Stock not so held, except as otherwise provided in this award, including the right to receive dividends paid on Common Stock notwithstanding that all or some of the Restricted Shares may not be Vested Restricted Shares.

3.           Withholding.  The Recipient must deliver to the Company, within ten (10) days after written notification from the Company as to the tax withholding that is due, an amount sufficient to satisfy any federal, state and local withholding tax requirement, if any, upon the earlier of the vesting of the Restricted Shares or the effective date of an election pursuant to Section 83(b) of the Internal Revenue Code with respect to such Restricted Shares.  The Recipient must pay the withholding tax:

(a)           in cash;

(b)           by tendering shares of Common Stock which are owned by the Recipient prior to the tax withholding date having a Fair Market Value equal to the withholding obligation (a “Withholding Election”); or

(c)           if the Recipient does not make an election pursuant to Section 83(b) of the Internal Revenue Code, by electing (also, a “Withholding Election”) to have the actual number of shares of Common Stock issued reduced by the smallest number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the Common Stock as of the date the amount of tax withholding is determined, is sufficient to pay the amount of tax withholding; or

(d)           any combination of the above.

The Recipient may make a Withholding Election only if the following conditions are met:

(i)           a Withholding Election is made by executing and delivering to the Company a properly completed Notice of Withholding Election in substantially the form of Exhibit 2 attached hereto;

(ii)           the Withholding Election made will be irrevocable.

Notwithstanding anything to the contrary herein, the Committee may in its sole discretion disapprove and give no effect to any Withholding Election.

If the Recipient does not timely satisfy payment of the tax withholding obligation, the Recipient will forfeit the Restricted Shares.

4.            Restrictions on Transfer of Restricted Shares.  Except for the transfer of any Restricted Shares by bequest or inheritance, the Recipient shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest in or to any unvested Restricted Shares.  Any such disposition not made in accordance with this Award shall be deemed null and void.  Any permitted transferee under this Section shall be bound by the terms of this Award.

5.            Additional Restrictions on Transfer.  Certificates evidencing the Restricted Shares shall have noted conspicuously on the certificate a legend required under applicable securities laws or otherwise determined by the Company to be appropriate, such as:

Transfer is restricted

The securities evidenced by this certificate are subject to restrictions on transfer and forfeiture provisions which also apply to the transferee as set forth in a restricted stock agreement dated ________________, a copy of which is available from the Company.

6.             Change in Capitalization.

(a)           The number and kind of Restricted Shares shall be proportionately adjusted for nonreciprocal transactions between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”).

(b)           In the event of a merger, consolidation, extraordinary dividend, sale of substantially all of the Company’s assets or other material change in the capital structure of the Company, or a tender offer for shares of Common Stock, or a Change in Control, that in each case is not an “Equity Restructuring,” the Committee shall take such action to make such adjustments with respect to the unvested Restricted Shares or the terms of this Award as the Committee, in its sole discretion, determines in good faith is necessary or appropriate, including, without limitation, adjusting the number and class of securities subject to the unvested portion of the Award, substituting cash or other securities, or other property to replace the unvested portion of the Award, or removing of restrictions on unvested Restricted Shares.  All determinations and adjustments made by the Committee pursuant to this Section (b) will be final and binding on the Recipient. Any action taken by the Committee need not treat all recipients of awards under the Plan equally.

(c)           The existence of the Plan and this Award shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

7.             Governing Laws.  This Award shall be construed, administered and enforced according to the laws of the State of Georgia; provided, however, no Restricted Shares shall be issued except, in the reasonable judgment of the Committee, in compliance with exemptions under applicable state securities laws of the state in which Recipient resides, and/or any other applicable securities laws.

8.              Successors.  This Award shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

9.             Notice.  Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient.  Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

10.           Severability.  In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

11.           Entire Agreement.  Subject to the terms and conditions of the Plan, this Award expresses the entire understanding and agreement of the parties with respect to the subject matter.

12.           No Right to Continued Retention.  Neither the establishment of the Plan nor the award of Restricted Shares hereunder shall be construed as giving Recipient the right to continued employment with the Company or an Affiliate.

13.           Headings and Capitalized Terms.  Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Award.  Capitalized terms used, but not defined, in this Award shall be given the meaning ascribed to them in the Plan.

15.           Definitions.  As used in these Terms and Conditions and this Award:

“Cause” shall have the meaning set forth in the employment agreement then in effect between the Recipient and the Company or, if there is none, then Cause shall mean the occurrence of any of the following events:

(a)           willful and continued failure (other than such failure resulting from his incapacity during physical or mental illness) by the Recipient to substantially perform his duties with the Company or an Affiliate;

(b)           conduct by the Recipient that amounts to willful misconduct or gross negligence;

(c)           any act by the Recipient of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company or an Affiliate;

(d)           commission by the Recipient of a felony or any other crime involving dishonesty; or

(e)           illegal use by the Recipient of alcohol or drugs.

“Change in Control” means any one of the following events which occurs following the Grant Date:

(a)           the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the corporation where such acquisition causes such person to own thirty-five percent (35%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Subsection (1), the following acquisitions shall not be deemed to result in a Change in Control:  (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of Subsection (3) below; and provided, further, that if any Person’s beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds thirty-five percent (35%) as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own thirty-five percent (35%) or more of the Outstanding Company Voting Securities; or

(b)           individuals who as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(c)           the approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Business Combination”) or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, thirty-five percent (35%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)           approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred for purposes of this Agreement by reason of any actions or events in which the Recipient participates in a capacity other than in his capacity as an employee or director of the Company or an Affiliate.

EXHIBIT 1

IRREVOCABLE STOCK POWER

The undersigned hereby assigns and transfers to Theragenics Corporation (the “Company”), ________ shares of the Common Stock of the Company registered in the name of the undersigned on the stock transfer records of the Company and represented by Stock Certificate No. ____________________ of the Company; and the undersigned does hereby irrevocably constitute and appoint ________________________________, his attorney-in-fact, to transfer the aforesaid shares on the books of the Company, with full power of substitution; and the undersigned does hereby ratify and confirm all that said attorney-in-fact lawfully shall do by virtue hereof.

Date:	Signed:

Print Name:

IN THE PRESENCE OF:

(Print Name)

(Signature)

EXHIBIT 2

NOTICE OF WITHHOLDING ELECTION
THERAGENICS CORPORATION
2012 OMNIBUS INCENTIVE PLAN

TO:              Theragenics Corporation
 Attn:  Stock Plan Administrator

FROM:

RE:              Withholding Election

The election relates to the Restricted Stock Award identified in Paragraph 3 below.  I hereby certify that:

(1)	My correct name and social security number and my current address are set forth at the end of this document.

(2)	I am (check one, whichever is applicable).

[  ]       the original recipient of the Restricted Stock Award.

[  ]       the legal representative of the estate of the original recipient of the Restricted Stock Award.

[  ]       a legatee of the original recipient of the Restricted Stock Award.

[  ]       the legal guardian of the original recipient of the Restricted Stock Award.

(3)
The Restricted Stock Award pursuant to which this election relates was issued under the Theragenics Corporation 2012 Omnibus Incentive Plan (the “Plan”) as of ____________ in the name of ___________ for ___________ shares of the common stock of the Company.  This election relates to ________ shares of Common Stock.

(4)	I hereby elect to pay the tax withholding applicable to my Restricted Stock Award as follows:

[ ]
by delivery of whole shares of Common Stock that I own that I will surrender to the Company, with any necessary endorsement.  If the number of shares that I deliver is insufficient to pay the tax withholding, I will pay the remaining balance by cash or certified check payable to Theragenics Corporation.  In addition, only whole shares can be applied to pay tax withholding, so in lieu of any fractional share being so used, I will pay the remaining balance of the tax withholding in cash or by certified check payable to Theragenics Corporation.

[ ]
by having whole shares of Common Stock issued withheld by the Company.  If the number of shares that is withheld is insufficient to pay the tax withholding, I will pay the remaining balance by cash or certified check payable to Theragenics Corporation.  In addition, only whole shares can be withheld to pay tax withholding, so in lieu of any fractional share being withheld, I will pay the remaining balance of the tax withholding in cash or by certified check payable to Theragenics Corporation

The shares to be withheld or tendered shall have, as of the date the amount of tax withholding is determined, a fair market value not in excess of the minimum statutory tax withholding requirement under federal, state and local law.

Exhibit 2 - Page 1 of 2

(5)	This Withholding Election is made no later than the date required by the Restricted Stock Award.

(6)	I understand that this Withholding Election may not be revised, amended or revoked by me.

(7)
The Plan has been made available to me by the Company, I have read and understand the Plan and I have no reason to believe that any of the conditions therein to the making of this Withholding Election have not been met.  Capitalized terms used in this Notice of Withholding Election without definition shall have the meanings given to them in the Plan.

Dated:
Signature

NAME

Name (Printed)

Street Address

City, State, Zip Code

Exhibit 2 - Page 2 of 2